Exhibit 10.1

NATCO GROUP INC.

2006 LONG-TERM INCENTIVE COMPENSATION PLAN

Amendment No. 2 to Performance Unit Award Agreement

Grantee: ______________ Date of Original Grant: June 30, 2006 PU Grant No.: ______________

1. Amendment of Grant. You and NATCO Group Inc. hereby agree that your Performance Unit Award Agreement under the NATCO Group Inc. 2006 Long-Term Incentive Compensation Plan (the “Plan”) that is referenced above (the “Award Agreement”) is hereby amended as provided herein. Capitalized terms used but not defined herein are used as defined in the Award Agreement.

2. Corporate Change. For purposes of the Award Agreement, Corporate Change shall be deemed to include any Corporate Change that occurs as a result of (a) the consummation of the merger contemplated under that certain Agreement and Plan of Merger (the “Merger Agreement”) by and among Cameron International Corporation, NATCO Group Inc. and Octane Acquisition Sub, Inc. dated as of June 1, 2009, or (b) the consummation of any acquisition, merger or other similar transaction resulting from a Company Superior Proposal as defined in the Merger Agreement that constitutes a change in control event (as defined in Treasury Regulation Section 1.409A-3(i)(5)) with respect to NATCO Group Inc. The Performance Period shall continue through the date of such Corporate Change, and provided you remain in continuous employment with NATCO Group Inc. through such date payment of the vested units at target shall occur as soon as administratively practicable (but in no event later than 45 days) after the occurrence of the Corporate Change. Notwithstanding the extension of the Performance Period, payment shall only be made in respect of the occurrence of a Corporate Change, and not in respect of the performance standards specified in the Award Agreement. If the Merger Agreement or agreement in respect of a Company Superior Proposal terminates prior to occurrence of the Corporate Change, then the Performance Period shall terminate on the date of such termination, and no payments shall be payable or made under the Award Agreement.

3. Effect on Award Agreement. The provisions of this instrument will apply notwithstanding anything to the contrary in the Award Agreement. As amended hereby, the Award Agreement is specifically ratified and reaffirmed.

NATCO GROUP INC.

Date: June __, 2009

By:

[Name] [Title]

Accepted and Agreed by Recipient:

Date: June __, 2009
____________________________________
[Name]